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                                                                   EXHIBIT 21


            SUBSIDIARIES OF CENTRAL FINANCIAL ACCEPTANCE CORPORATION



Central Check Cashing, Inc., a California corporation

Central Installment Credit
Corporation, a California corporation

Central Consumer Finance
Company, a Delaware corporation

Centravel, Inc., a California corporation

Central Financial
Acceptance/Insurance Agency, a California corporation

Central Premium Finance
Company, a California corporation

BCE Properties, Inc., a California corporation

Central Consumer Company of
Nevada, a Nevada corporation

CALPLAN Travel Corporation, a California corporation

C.E.A. Acquisition Corporation, a California corporation

BTT Corporation, a California corporation

C.E.A. Travel Corporation, a California corporation

Central Finance Reinsurance, Ltd., a Turks & Caicos, British
  West Indies entity

Central Financial Acceptance
Corporation Accident & Health
Reinsurance Limited, a Turks & Caicos, British
  West Indies entity

Central Income Tax Services, Inc., a California corporation